          SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 16, 1999, among SBA COMMUNICATIONS CORPORATION, a Florida corporation ("Holdings"),
                                                                    --------
SBA TELECOMMUNICATIONS, INC., a Florida corporation (the "Borrower"), the
                                                          --------
several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor and
                                -------
book manager ("LBI"), LEHMAN BROTHERS INC., as the arranger (in such capacity,
               ---
the "Arranger"), GENERAL ELECTRIC CAPITAL CORPORATION, as syndication agent (in
     --------
such capacity, the "Syndication Agent"), TORONTO DOMINION (TEXAS), INC., as
                    -----------------
documentation agent (in such capacity, the "Documentation Agent"), BARCLAYS BANK
                                            -------------------
PLC (in such capacity, the "Co-Documentation Agent") and LEHMAN COMMERCIAL PAPER
                            ----------------------
INC., as administrative agent (in such capacity, the "Administrative Agent").
                                                      --------------------


                             W I T N E S S E T H:
                             -------------------


          WHEREAS, the Borrower is a party to the Amended and Restated Credit Agreement, dated as of February 5, 1999 (the "Existing Credit Agreement"), among
                                              -------------------------
Holdings, the Borrower, the lenders parties thereto, Lehman Commercial Paper Inc., as administrative agent, and others, pursuant to which such lenders have agreed to extend, and have extended, credit to the Borrower; and

          WHEREAS, the Borrower has requested certain amendments to the Existing Credit Agreement (including an increase in the Total Revolving Credit Commitments and the addition of a Tranche B Term Loan Facility), and the Required Lenders and each Lender whose Revolving Credit Commitment is being increased hereby have agreed to amend and restate the Existing Credit Agreement as set forth below;

          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree that on the Second Amendment and Restatement Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety as follows:


                            SECTION 1.  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the terms listed in
               -------------
this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

          "Acceptable Tenant":  any Person that (a) has a contract with the
           -----------------
     Borrower or any of its Subsidiaries to locate wireless transmission antennae on a Tower and (b) either (i) is listed on Annex B or (ii) has been approved in writing by the Required Lenders.

          "Adjusted EBITDA":  for any period, Consolidated EBITDA for such
           ---------------
     period; provided, however, that for purposes of calculating Non-Tower
             --------  -------
     EBITDA, Mature Tower

     EBITDA and Developmental Tower EBITDA for any period, Consolidated EBITDA shall be adjusted by allocating sales and marketing and general and administrative expenses (as such expenses are reflected in the financial statements referred to in Section 4.1(b) on the date hereof) reflected in Consolidated EBITDA as follows: (a) to Non-Tower EBITDA, 28% of such expenses, (b) to Mature Tower EBITDA, 72% of such expenses, multiplied by the ratio of the aggregate number of Mature Towers to the aggregate number of Towers, and (c) to Developmental Tower EBITDA, 72% of such expenses, multiplied by the ratio of the aggregate number of Developmental Towers to the aggregate number of Towers.

          "Adjustment Date":  as defined in the Pricing Grid.
           ---------------

          "Administrative Agent":  as defined in the preamble hereto.
           --------------------

          "Affiliate":  as to any Person, any other Person which, directly or
           ---------
     indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agents":  the collective reference to the Syndication Agent, the
           ------
     Documentation Agent, the Co-Documentation Agent and the Administrative
     Agent.

          "Aggregate Exposure":  with respect to any Lender at any time, an
           ------------------
     amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

          "Aggregate Exposure Percentage"  with respect to any Lender at any
           -----------------------------
     time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

          "Agreement":  this Second Amended and Restated Credit Agreement, as
           ---------
     amended, supplemented or otherwise modified from time to time.

          "Annualized Adjusted EBITDA":  for any period, the sum of
           --------------------------
     Developmental Tower EBITDA, Mature Tower EBITDA and Non-Tower EBITDA for such period.

          "Applicable Margin":  (a) for each Tranche A Term Loan and each
           -----------------
     Revolving Loan, the rate per annum determined pursuant to the Pricing Grid and (b) for each Tranche B Loan, the rate per annum set forth under the relevant column heading below:

                                    Base Rate        Eurodollar
                                       Loans           Loans
                                    ---------        ----------

                                       2.50%          3.50%;

          "Application":  an application, in such form as the Issuing Lender may
           -----------
     specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

          "Asset Coverage Test Amount": at any date of calculation thereof, the
           --------------------------
     sum of (a) the lesser of (i) $125,000 for each Tower which is a Developmental Tower on such date of calculation and (ii) 55% of Tower Cost with respect to such Tower, plus (b) the product of (i) the aggregate Mature Tower EBITDA for the period of twelve consecutive calendar months most recently ended prior to such date of calculation and (ii) six, plus
     (c) the product of (i) the aggregate Non-Tower EBITDA for the period of twelve consecutive calendar months most recently ended prior to such date of calculation and (ii) four; provided, that in calculating the Asset
                                   --------
     Coverage Test Amount on any date, no amount may be attributed to the Mature Tower EBITDA or Non-Tower EBITDA, as the case may be, attributable to assets Disposed of prior to such date of calculation.

          "Asset Sale":  any Disposition of Property or series of related
           ----------
     Dispositions of Property (excluding any such Disposition permitted by clauses (b), (c) or (d) of Section 7.5) which yields gross proceeds to Holdings, the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $10,000.

          "Assignee":  as defined in Section 10.6(c).
           --------

          "Assignor":  as defined in Section 10.6(c).
           --------

          "Available Revolving Credit Commitment":  as to any Revolving Credit
           -------------------------------------
     Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's
                                                         ----
     Revolving Extensions of Credit then outstanding.

          "Base Rate":  for any day, a rate per annum (rounded upwards, if
           ---------
     necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest
                                    ----------
     per annum publicly announced from time to time by the Reference Lender as its prime or base rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); "Base CD Rate"
                                                                  ------------
     shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the
                -----------------------------
     secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "Base Rate Loans":  Loans for which the applicable rate of interest is
           ---------------
     based upon the Base Rate.

          "Benefitted Lender":  as defined in Section 10.7.
           -----------------

          "Board":  the Board of Governors of the Federal Reserve System of the
           -----
     United States (or any successor).

          "Borrower":  as defined in the preamble hereto.
           --------

          "Borrowing Date":  any Business Day specified by the Borrower as a
           --------------
     date on which the Borrower requests the relevant Lenders to make Loans hereunder.

          "Business Day":  (i) for all purposes other than as covered by clause
           ------------
     (ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Capital Expenditures":  for any period, with respect to any Person,
           --------------------
     the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, construction costs, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Lease Obligations":  as to any Person, the obligations of
           -------------------------
     such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
     other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents":  (a) marketable direct obligations issued by, or
           ----------------
     unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;
     (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000;
     (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc.
                        ---
     ("Moody's"), or carrying an equivalent rating by a nationally recognized
     ---------
     rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "C/D Assessment Rate":  for any day as applied to any Base Rate Loan,
           -------------------
     the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance

     Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC")
                                                                        ----
     classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage":  for any day as applied to any Base Rate
           ----------------------
     Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Closing Date":  the date on which the conditions precedent set forth
           ------------
     in Section 5.1 were satisfied, which date occurred on February 5, 1999.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
     time.

          "Collateral":  all Property of the Loan Parties, now owned or
           ----------
     hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment":  as to any Lender, the sum of the Tranche A Term Loan
           ----------
     Commitment, the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

          "Commitment Fee Rate":  the rate per annum determined pursuant to the
           -------------------
     Pricing Grid.

          "Commitment Increase Date":  the date that is three Business Days
           ------------------------
     after the Second Amendment and Restatement Effective Date.

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
     which is under common control with the Borrower within the meaning of
     Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate":  a certificate duly executed by a
           ----------------------
     Responsible Officer substantially in the form of Exhibit B.

          "Communications Act": the Communications Act of 1934, and any
           ------------------
     similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as amended and as may be in effect from time to time.

          "Confidential Information Memorandum":  the Confidential Information
           -----------------------------------
     Memorandum dated November 1999 and furnished to the Lenders prior to the Second Amendment and Restatement Effective Date.

          "Consent":  the Consent, substantially in the form of Exhibit M, to be
           -------
     executed and delivered by each Loan Party other than the Borrower on the Second Amendment and Restatement Effective Date.

          "Consolidated Current Assets":  at any date, all amounts (other than
           ---------------------------
     cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

          "Consolidated Current Liabilities":  at any date, all amounts that
           --------------------------------
     would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and
     (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein.

          "Consolidated EBITDA":  for any period, Consolidated Net Income for
           -------------------
     such period plus, without duplication and to the extent reflected as a
                 ----
     charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the
                                                                 -----
     extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis; provided that for purposes of
                                         --------
     calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, (i) the Consolidated EBITDA of any Mature Tower or Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of
                   --- -----
     such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if, with respect to any acquisition of any Person, the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent and (ii) the Consolidated EBITDA of any Person Disposed of by the Borrower or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

          "Consolidated Fixed Charge Coverage Ratio":  for any period, the
           ----------------------------------------
     ratio of (a) the sum of (i) Consolidated EBITDA for such period, (ii) the Net Cash Proceeds from issuances of Capital Stock or Indebtedness during such period, (iii) the aggregate of the Available Revolving Credit Commitments, as determined in accordance with this Agreement, as of the date of the most recently ended fiscal quarter and (iv) without duplication, cash of the Borrower and its Subsidiaries as of the date of the most recently ended fiscal quarter to (b) Consolidated Fixed Charges for such period.

          "Consolidated Fixed Charges":  for any period, the sum (without
           --------------------------
     duplication) of (a) Consolidated Interest Expense for such period, (b) provision for cash income taxes made by the Borrower or any of its Subsidiaries on a consolidated basis in respect of such period, (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans and scheduled reductions of the Revolving Credit Commitments) and (d) Capital Expenditures for such period.

          "Consolidated Interest Expense":  for any period, total cash interest
           -----------------------------
     expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with
     GAAP).

          "Consolidated Net Income":  for any period, the consolidated net
           -----------------------
     income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                                 --------
     excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary; provided,
                                                                    --------
     that Consolidated Net Income shall include income from Excluded Entities only to the extent that such income is actually received by the Borrower and its Subsidiaries in cash.

          "Consolidated Total Debt":  at any date, the aggregate principal
           -----------------------
     amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Working Capital":  at any date, the excess of
           ----------------------------
     Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "Control Investment Affiliate":  as to any Person, any other Person
           ----------------------------
     that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Default":  any of the events specified in Section 8, whether or not
           -------
     any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Derivatives Counterparty":  as defined in Section 7.6.
           ------------------------

          "Developmental Tower":  at any date of determination thereof, each
           -------------------
     Tower which (a) has been operational for twelve months or a shorter period of time, (b) during such period has had, and continues to have on such date of determination, at least one broadband Acceptable Tenant under a contract having an original term of not less than five years, (c) has capacity for at least two additional broadband tenants and at least two additional narrowband tenants and (d) has not been designated by the Borrower by written notice to the Administrative Agent, as a Mature Tower.

          "Developmental Tower EBITDA":  for any period of twelve consecutive
           --------------------------
     calendar months, the product of (a) Adjusted EBITDA derived from Developmental Towers for the last three calendar months of such period (whether or not a fiscal quarter) and (b) four.

          "Disposition":  with respect to any Property, any sale, lease, sale
           -----------
     and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative
                             -------       -----------
     meanings.

          "Dollars" and "$":  dollars in lawful currency of the United States of
           -------       -
     America.

          "Domestic Subsidiary":  any Subsidiary of the Borrower organized
           -------------------
     under the laws of any jurisdiction within the United States of America.

          "Environmental Laws":  any and all laws, rules, orders, regulations,
           ------------------
     statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority having jurisdiction over the Borrower, any Subsidiary of the Borrower or any Tower, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

          "Environmental Permits":  any and all permits, licenses, approvals,
           ---------------------
     registrations, notifications, exemptions and any other authorization required under any Environmental Law.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time.

          "Eurocurrency Reserve Requirements":  for any day as applied to a
           ---------------------------------
     Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate":  with respect to each day during each Interest
           --------------------
     Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for
                                                --------------------
     purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurodollar Loans":  Loans the rate of interest applicable to which is
           ----------------
     based upon the Eurodollar Rate.

          "Eurodollar Rate":  with respect to each day during each Interest
           ---------------
     Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
                      -----------------------------------
                   1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche":  the collective reference to Eurodollar Loans
           ------------------
     the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

          "Event of Default":  any of the events specified in Section 8,
           ----------------
     provided that any requirement for the giving of notice, the lapse of time,
     --------
     or both, has been satisfied.

          "Excess Cash Flow":  for any fiscal year of the Borrower, the excess,
           ----------------
     if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower over (b) the sum, without
                                                       ----
     duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, and (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower.

          "Excess Cash Flow Application Date":  as defined in Section 2.10(c).
           ---------------------------------

          "Excluded Entities":  SBA Brazil and Metro Joint Venture, L.C. (or
           -----------------
     such other partnership, limited liability company or other entity formed by and between SBA Towers New York, Inc. and Site Tech, Inc.)

          "Excluded Foreign Subsidiaries":  any Foreign Subsidiary in respect of
           -----------------------------
     which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

          "Existing Credit Agreement": as defined in the Recitals.
           -------------------------

          "FAA":  the Federal Aviation Administration, and any successor agency
           ---
     of the United States Government exercising substantially equivalent powers.

          "Facility":  each of (a) the Tranche A Term Loan Commitments and the
           --------
     Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"),
                                                ----------------------------
     (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility") and (c) the Revolving
                      ----------------------------
     Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").
     --------------------------

          "FCC":  the Federal Communications Commission, and any successor
           ---
     agency of the United States Government exercising substantially equivalent powers.

          "Federal Funds Effective Rate":  for any day, the weighted average of
           ----------------------------
     the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

          "Foreign Subsidiary":  any Subsidiary of the Borrower that is not a
           ------------------
     Domestic Subsidiary.

          "Funded Debt":  as to any Person, all Indebtedness of such Person of
           -----------
     the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section.

          "Funding Office":  the office designated from time to time by the
           --------------
     Administrative Agent, by written notice to the Borrower and the Lenders, as the Funding Office.

          "GAAP":  generally accepted accounting principles in the United
           ----
     States of America as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to
     Section 4.1(b).

          "Governmental Authority":  any nation or government, any state or
           ----------------------
     other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee and Collateral Agreement":  the Guarantee and Collateral
           ----------------------------------
     Agreement executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor on the Closing Date, a copy of which is attached as Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
     any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person
                                -------------------
     (the "primary obligor") in any manner, whether directly or indirectly,
           ---------------
     including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided,
                                                                     --------
     however, that the term Guarantee Obligation shall not include endorsements
     -------
     of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantors":  the collective reference to Holdings and the Subsidiary
           ----------
     Guarantors.

          "Hedge Agreements":  all interest rate swaps, caps or collar
           ----------------
     agreements or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Indebtedness":  of any Person at any date, without duplication, (a)
           ------------
     all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance bonds and other obligations of a like nature incurred in the ordinary course of such Person's business), (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through
     (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements and (k) the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

          "Indemnified Liabilities":  as defined in Section 10.5.
           -----------------------

          "Indemnitee":  as defined in Section 10.5.
           ----------

          "Initial Tower Report":  the report of Arthur Andersen LLP,
           --------------------
     independent certified public accountants of Holdings, dated November 30, 1998 stating that the procedures that such accountants used to verify information with respect to leases in existence for Developmental Towers and Mature Towers and which report (i) demonstrated that Total Tower Revenue for the eleven months ended November 30, 1998 was at least $10,500,000 and that total Tower gross profit for such period was at least $4,000,000, (ii) confirmed that on the last day of such period there were at least 418 Towers, (iii) confirmed the total number of tenants on the Towers on the last day of such period and (iv) confirmed such other information as reasonably requested by the Administrative Agent.

          "Initial Tower Report Supplement":  the report of Arthur Andersen LLP
           -------------------------------
     supplementing the Initial Tower Report which(a) verified cash collections of the Borrower in respect of a statistical sample of Towers, and describe the methods and procedures used for such verification and (b) verified that Towers classified by the Borrower as Developmental Towers met the criteria specified in the definition of

     "Developmental Towers" in this Section 1.1 at the time such Towers were so classified by the Borrower.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
     that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property":  the collective reference to all rights,
           ---------------------
     priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date":  (a) as to any Base Rate Loan, the last day
           ---------------------
     of each March, June, September and December to occur while such Base Rate Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan), the date of any repayment or prepayment made in respect thereof, including without limitation, the Prepayment Date.

          "Interest Period":  as to any Eurodollar Loan, (a) initially, the
           ---------------
     period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to
              --------
     Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period in respect of Revolving Credit Loans that would otherwise extend beyond the Revolving Credit Termination Date shall end on the

          Revolving Credit Termination Date, and any Interest Period in respect of Tranche A Term Loans or Tranche B Term Loans that would otherwise extend beyond the applicable final maturity date therefor shall end on such final maturity date;

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Investments":  as defined in Section 7.8.
           -----------

          "Issuing Lender":  Toronto Dominion (Texas), Inc., in its capacity as
           --------------
     issuer of any Letter of Credit.

          "LBI": as defined in the preamble thereto.
           ---

          "L/C Commitment":  $25,000,000.
           --------------

          "L/C Fee Payment Date":  the last day of each March, June, September
           --------------------
     and December and the last day of the Revolving Credit Commitment Period.

          "L/C Obligations":  at any time, an amount equal to the sum of (a) the
           ---------------
     aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

          "L/C Participants":  the collective reference to all the Revolving
           ----------------
     Credit Lenders other than the Issuing Lender.

          "Lender Addendum":  with respect to any Lender which became a party
           ---------------
     hereto on the Closing Date, a Lender Addendum, substantially in the form of
     Exhibit I, executed and delivered by such Lender on the Closing Date as provided in Section 10.17.

          "Lenders":  as defined in the preamble hereto.
           -------

          "Letters of Credit":  as defined in Section 3.1(a).
           -----------------

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
     arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan":  any loan made by any Lender pursuant to this Agreement.
           ----

          "Loan Documents":  this Agreement, the Security Documents, the
           --------------
     Applications and the Notes.

          "Loan Parties":  Holdings, the Borrower and each Subsidiary of the
           ------------
     Borrower which is a party to a Loan Document.

          "Majority Facility Lenders":  with respect to any Facility, the
           -------------------------
     holders of more than 50% of the aggregate unpaid principal amount of the Tranche A Term Loans, the Tranche B Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

          "Majority Revolving Credit Facility Lenders":  the Majority Facility
           ------------------------------------------
     Lenders in respect of the Revolving Credit Facility.

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
     business, assets, property, condition (financial or otherwise) or prospects of Holdings, the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

          "Material Environmental Amount":  an amount or amounts payable by the
           -----------------------------
     Borrower and/or any of its Subsidiaries, in the aggregate in excess of $1,000,000, for: costs to comply with any Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any Environmental Law; provided that any amounts expended for environmental
                        --------
     site assessments pursuant to customary due diligence conducted in connection with the acquisition of towers and/or tower sites shall be excluded from the calculation of any Material Environmental Amount.

          "Materials of Environmental Concern":  any gasoline or petroleum
           ----------------------------------
     (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

          "Mature Tower": any Tower other than a Developmental Tower.
           ------------

          "Mature Tower EBITDA":  for any period of twelve consecutive calendar
           -------------------
     months, the product of (a) Adjusted EBITDA derived for the last three calendar months of such period (whether or not a fiscal quarter) from Mature Towers, from the Borrower's lease/sublease business (excluding revenue derived from Developmental Towers) and the Borrower's businesses of leasing antennae space on buildings and managing towers and antennae space on buildings owned by others and (b) four.

          "Mortgaged Properties":  the real properties upon which the
           --------------------
     Administrative Agent for the benefit of the Lenders has been or shall be granted a Lien pursuant to the Mortgages.

          "Mortgage Requirement":  the requirement that, within 60 days after
           --------------------
     the end of each fiscal quarter there shall have been executed, and delivered to the appropriate recording offices, Mortgages (i) covering Towers which during such fiscal quarter most recently ended contributed at least 80% of Total Tower Revenue (excluding revenue from the Borrower's lease/sublease business) and (ii) Developmental Towers on such date which constitute at least 80% in number of all Developmental Towers on such date (it being understood that the Borrower will execute and deliver Mortgages within 60 days of the Second Amendment and Restatement Effective Date based upon Total Tower Revenue and number of Developmental Towers as of September 30, 1999); all of the foregoing to be accomplished pursuant to the procedures set forth in Annex C).

          "Mortgages":  each of the mortgages and deeds of trust made by any
           ---------
     Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction of in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan":  a Plan that is a multiemployer plan as defined
           ------------------
     in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds":  (a) in connection with any Asset Sale or any
           -----------------
     Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses (including commissions, transfer taxes and other customary expenses) actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses (including commissions, transfer taxes and other customary expenses) actually incurred in connection therewith.

          "Non-Excluded Taxes":  as defined in Section 2.18(a).
           ------------------

          "Non-Tower EBITDA":  for any period of twelve consecutive calendar
           ----------------
     months, the difference of (i) Adjusted EBITDA for such period minus (ii) the sum of (a) Developmental Tower EBITDA for such period plus (b) Mature Tower EBITDA for such period.

          "Non-U.S. Lender":  as defined in Section 2.18(d).
           ---------------

          "Notes":  the collective reference to any promissory note evidencing
           -----
     Loans.

          "Obligations":  the unpaid principal of and interest on (including,
           -----------
     without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Hedge Agreements, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

          "Other Taxes":  any and all present or future stamp or documentary
           -----------
     taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant":  as defined in Section 10.6(b).
           -----------

          "Payment Office":  the office designated from time to time by the
           --------------
     Administrative Agent, by written notice to the Borrower, as the Payment Office.

          "PBGC":  the Pension Benefit Guaranty Corporation established
           ----
     pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "Person":  an individual, partnership, corporation, limited liability
           ------
     company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan":  at a particular time, any employee benefit plan that is
           ----
     covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Preferred Stock":  the collective reference to the Series A Preferred
           ---------------
     Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

          "Prepayment Date":  as defined in Section 2.16(e).
           ---------------

          "Pricing Grid":  the pricing grid attached hereto as Annex A.
           ------------

          "Pricing Ratio":  (a) on the last day of any fiscal quarter ending on
           -------------
     or before the Transition Date, the ratio of (i) Consolidated Total Debt on such last day to (ii) Annualized Adjusted EBITDA for the period of twelve consecutive calendar months ended on such day, and (b) on the last day of any fiscal quarter ending after the Transition Date, the ratio of (i) Consolidated Total Debt on such last day to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such day.

          "Pro Forma Balance Sheet":  as defined in Section 4.1(a).
          -----------------------

          "Pro Forma Consolidated Debt Service Coverage Ratio":  for any
           --------------------------------------------------
     period, the ratio of (a) Consolidated EBITDA for such period to (b) Pro Forma Consolidated Debt Service for such period.

          "Pro Forma Consolidated Debt Service":  for any period, the sum
           -----------------------------------
     (without duplication) of (a) Pro Forma Consolidated Interest Expense plus
     (b) scheduled payments to be made during the next succeeding four fiscal quarters of the Borrower and its Subsidiaries on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans and scheduled reductions of the Revolving Credit Commitments).

          "Pro Forma Consolidated Interest Expense":  for any period, total cash
           ---------------------------------------
     interest expense of the Borrower and its Subsidiaries for the next succeeding four fiscal quarters with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

          "Projections":  as defined in Section 6.2(c).
           -----------

          "Property":  any right or interest in or to property of any kind
           --------
     whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "Recovery Event":  any settlement of or payment in respect of any
           --------------
     property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings, the Borrower or any of its Subsidiaries.

          "Reference Lender":  Deutsche Bank, New York Office.
           ----------------

          "Register":  as defined in Section 10.6(d).
           --------

          "Regulation U":  Regulation U of the Board as in effect from time to
           ------------
     time.

          "Reimbursement Obligation":  the obligation of the Borrower to
           ------------------------
     reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

          "Reinvestment Deferred Amount":  with respect to any Reinvestment
           ----------------------------
     Event, the aggregate Net Cash Proceeds received by Holdings, the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.10(b) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event":  any Asset Sale or Recovery Event in respect of
           ------------------
     which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice":  a written notice executed by a Responsible
           -------------------
     Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business or make capitalized repairs and improvements with respect to such assets.

          "Reinvestment Prepayment Amount":  with respect to any Reinvestment
           ------------------------------
     Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

          "Reinvestment Prepayment Date":  with respect to any Reinvestment
           ----------------------------
     Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
     condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in Section 4043(c) of
           ----------------
     ERISA, other than those events as to which the 30 day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. (S) 4043.

          "Required Lenders":  at any time, the holders of more than 50% of the
           ----------------
     sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding and (b) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

          "Required Prepayment Lenders":  the Majority Facility Lenders in
           ---------------------------
     respect of each Facility.

          "Requirement of Law":  as to any Person, the Certificate of
           ------------------
     Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Officer":  the chief executive officer, president or
           -------------------
     chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

          "Restricted Payments":  as defined in Section 7.6.
           -------------------

          "Revolving Credit Commitment":  as to any Lender, the obligation of
           ---------------------------
     such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name (a) in the case of each Lender that became a Revolving Credit Lender on the Closing Date, on Schedule 1 to the Lender Addendum delivered by such Lender on the Closing Date (as such amount may be changed pursuant to a Second Lender Addendum executed by such Lender on the Second Amendment and Restatement Effective Date), (b) in the case of each Lender that has become or shall become a Revolving Credit Lender pursuant to an Assignment and Acceptance, on Schedule 1 to such Assignment and Acceptance (as such amount may be changed pursuant to a Second Lender Addendum executed by such Lender on the Second Amendment and Restatement Effective Date), and (c) in the case of each Lender that becomes a Revolving Credit Lender on the Second Amendment and Restatement Effective Date, and each Revolving Credit Lender whose Revolving Credit Commitment is increased on the Commitment Increase Date, on Schedule 1 to the Second Lender Addendum executed and delivered by such Lender on the Second Amendment and Restatement Effective Date (which commitment or commitment increase, as the case may be, shall become available on the Commitment Increase Date), in each case, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Total Revolving Credit Commitments as of the Commitment Increase Date will be $225,000,000.00.

          "Revolving Credit Commitment Period":  the period from and including
           ----------------------------------
     the Closing Date to the Revolving Credit Termination Date.

          "Revolving Credit Lender":  each Lender that has a Revolving Credit
           -----------------------
     Commitment or that is the holder of Revolving Credit Loans.

          "Revolving Credit Loans":  as defined in Section 2.4.
           ----------------------

          "Revolving Credit Percentage":  as to any Revolving Credit Lender at
           ---------------------------
     any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the aggregate amount of the Revolving Extensions of Credit then outstanding).

          "Revolving Credit Termination Date": December 31, 2004.
           ---------------------------------

          "Revolving Extensions of Credit":  as to any Revolving Credit Lender
           ------------------------------
     at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

          "SBA Brazil":  SBA Telecommunicacoes do Brasil, LTDA, a company
           ----------
     organized under the laws of Brazil.

          "SEC":  the Securities and Exchange Commission (or successors
           ---
     thereto or an analogous Governmental Authority).

          "Second Amendment and Restatement Effective Date":  the date on which
           -----------------------------------------------
     each of the conditions precedent specified in Section 5.3 shall have been satisfied.

          "Second Lender Addendum":  each Second Lender Addendum, substantially
           ----------------------
     in the form of Exhibit L, to be executed on the Second Amendment and Restatement Effective Date by (a) each Lender that becomes a Revolving Credit Lender on the Second Amendment and Restatement Effective Date, (b) each Lender whose Revolving Credit Commitment is increased on the Commitment Increase Date and (c) each additional Lender, if any, required to constitute the Required Lenders.

          "Security Documents":  the collective reference to the Guarantee and
           ------------------
     Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the

     Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Senior Discount Notes":  the 12% Senior Discount Notes of Holdings
           ---------------------
     due 2008 in the initial aggregate face amount of $269,000,000.

          "Senior Discount Notes Indenture":  the Indenture dated as of March 2,
           -------------------------------
     1998, as amended by the Senior Discount Notes Indenture Amendment, between Holdings and State Street Bank and Trust Company, as trustee, together with all instruments and other agreements entered into by Holdings in connection therewith, as in effect on the date hereof.

          "Senior Discount Notes Indenture Amendment":  the Amendment, dated as
           -----------------------------------------
     of October 28, 1999, between Holdings and State Street Bank and Trust Company, as trustee.

          "Series A Preferred Stock":  the 4% Series A Convertible Preferred
           ------------------------
     Stock, par value $0.01 per share, of Holdings.

          "Series B Preferred Stock":  the 4% Series B Redeemable Preferred
           ------------------------
     Stock, par value $0.01 per share, of Holdings issuable upon conversion of the Series A Preferred Stock.

          "Series C Preferred Stock":  the 4% Series C Convertible Preferred
           ------------------------
     Stock, par value $0.01 per share, of Holdings.

          "Series D Preferred Stock":  the 4% Series D Redeemable Preferred
           ------------------------
     Stock, par value $0.01 per share, of Holdings issuable upon conversion of the Series C Preferred Stock.

          "Single Employer Plan":  any Plan that is covered by Title IV of
           --------------------
     ERISA, but which is not a Multiemployer Plan.

          "Solvent":  when used with respect to any Person, as of any date of
           -------
     determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Specified Hedge Agreement":  any Hedge Agreement (a) entered into by
           -------------------------
     (i) the Borrower or any of its Subsidiaries and (ii) any Lender or any Affiliate thereof, as counterparty and (b) which has been designated by such Lender and the Borrower, by notice to the Administrative Agent and the Syndication Agent, as a Specified Hedge Agreement.

          "Specified New Equity Securities":  common or preferred stock of
           -------------------------------
     Holdings issued and sold within six months after the Second Amendment and Restatement Effective Date; provided that, in the case of preferred stock,
                                 --------
     such preferred stock shall not provide for the payment of any cash dividends and shall not be mandatorily redeemable prior to the date which is one year after the final maturity date of the Tranche B Term Loans.

          "Subsidiary":  as to any Person, a corporation, partnership, limited
           ----------
     liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person (it being understood that an Excluded Entity shall not be a Subsidiary).
     Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor":  each Subsidiary of Holdings other than the
           --------------------
     Borrower and any Excluded Foreign Subsidiary.

          "Term Loans":  the collective reference to Tranche A Term Loans and
           ----------
     Tranche B Term Loans.

          "Term Loan Commitments":  the collective reference to the Tranche A
           ---------------------
     Term Loan Commitments and the Tranche B Term Loan Commitments.

          "Term Loan Lenders":  the collective reference to the Tranche A Term
           -----------------
     Loan Lenders and the Tranche B Term Loan Lenders.

          "Total Capitalization":  as at any date, the sum of (i) shareholder's
           --------------------
     equity, (ii) Consolidated Total Debt of the Borrower and its Subsidiaries and (iii) 90% of all accumulated depreciation expense, in each case, as reflected in a consolidated balance sheet of the Borrower and its Subsidiaries as at such date prepared in accordance with GAAP.

          "Total Revolving Credit Commitments":  at any time, the aggregate
           ----------------------------------
     amount of the Revolving Credit Commitments then in effect.

          "Total Revolving Extensions of Credit":  at any time, the aggregate
           ------------------------------------
     amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

          "Total Tower Revenue":  for any period, the Borrower's revenue from
           -------------------
     all Towers for such period, plus the Borrower's revenue for such period from its lease/sublease business and its business of leasing or managing antennae space on buildings, Towers or other structures.

          "Tower":  any wireless transmission tower, and related assets that are
           -----
     located on the site of such wireless transmission tower, owned by the Borrower or any of its Subsidiaries or leased by the Borrower or any of its Subsidiaries pursuant to a lease required to be classified and accounted for as a capital lease on a balance sheet of the Borrower and its Subsidiaries under GAAP.

          "Tower Company":  a corporation or any other entity engaged primarily
           -------------
     in the business of owning, managing, leasing and/or operating towers and leasing space thereon to tenants.

          "Tower Cost":  with respect to any Tower, the aggregate cost of
           ----------
     construction thereof, plus the aggregate cost of all zoning and other regulatory approvals required for the construction and/or operation of such Tower, plus, without duplication, the cost of Capital Expenditures with respect to such Tower.

          "Tranche A Term Loan":  as defined in Section 2.1.
           -------------------

          "Tranche A Term Loan Commitment":  as to any Tranche A Term Loan
           ------------------------------
     Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche A Term Loan Commitments is $25,000,000.

          "Tranche A Term Loan Lender":  each Lender that has a Tranche A Term
           --------------------------
     Loan Commitment or is the holder of a Tranche A Term Loan.

          "Tranche A Term Loan Percentage":  as to any Tranche A Term Loan
           ------------------------------
     Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

          "Tranche B Term Loan":  as defined in Section 2.1.
           -------------------

          "Tranche B Term Loan Commitment":  as to any Tranche B Term Loan
           ------------------------------
     Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Second Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche B Term Loan Commitments is $50,000,000.

          "Tranche B Term Loan Lender":  each Lender that has a Tranche B Term
           --------------------------
     Loan Commitment or is the holder of a Tranche B Term Loan.

          "Tranche B Term Loan Percentage":  as to any Tranche B Term Loan
           ------------------------------
     Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Second Amendment and Effective Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

          "Transferee":  as defined in Section 10.14.
           ----------

          "Transition Date":  January 1, 2002.
           ---------------

          "Type":  as to any Loan, its nature as a Base Rate Loan or a
           ----
     Eurodollar Loan.

          "Wholly Owned Subsidiary":  as to any Person, any other Person all of
           -----------------------
     the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          "Wholly Owned Subsidiary Guarantor":  any Subsidiary Guarantor that
           ---------------------------------
     is a Wholly Owned Subsidiary of Holdings.

          1.2  Other Definitional Provisions.  (a) Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) Each reference to the "Credit Agreement" in any Loan Document shall be deemed to be a reference to this Second Amended and Restated Credit Agreement.


                   SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1  Term Loan Commitments. The entities which were Tranche A Term
               ---------------------
Loan Lenders on the Closing Date made term loans ("Tranche A Term Loans") to the
                                                   --------------------
Borrower on the Closing Date in an aggregate principal amount equal to $25,000,000, and the Tranche A Term Loans will continue to be outstanding hereunder from and after the Second Amendment and Restatement Effective Date. Subject to the terms and conditions hereof, each Tranche B Term Loan Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower
                                         -------------------
on the Second Amendment and Restatement Effective Date in an amount not to exceed the lesser of (a) the amount of the Tranche B Term Loan Commitment of such Lender and (b) such Tranche B Term Loan Lender's Tranche B Loan Percentage of the difference of (i) the Asset Coverage Test Amount less (ii) the sum of (A) the Total Revolving Extension of Credit on the Second Amendment and Restatement Effective Date plus (B) the aggregate outstanding principal amount of the Tranche A Term Loans. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11.

          2.2  Procedure for Tranche B Term Loan Borrowing. The Borrower shall
               -------------------------------------------
give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Second Amendment and Restatement Effective
Date) requesting that the Tranche B Term Loan Lenders make the Tranche B Term Loans on the Second Amendment and Restatement Effective Date and specifying the amount to be borrowed. The Tranche B Term Loans made on the Second Amendment and Restatement Effective Date shall initially be Base Rate Loans, and no Tranche B Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the date which is 60 days after the Second Amendment and Restatement Effective Date. Upon receipt of such notice the Administrative

Agent shall promptly notify each Tranche B Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Second Amendment and Restatement Effective Date each Tranche B Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche B Term Loan or Tranche B Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Tranche B Term Loan Lenders in like funds.

          2.3  Repayment of Term Loans.  (a) The Tranche A Term Loan of each
               -----------------------
Tranche A Term Loan Lender shall mature in consecutive quarterly installments, commencing on March 31, 2001, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the amount set forth below opposite such installment:

          Quarterly Installment                            Principal Amount
          ---------------------                            ----------------
          March 31, 2001                                         $  625,000
          June 30, 2001                                          $  625,000
          September 30, 2001                                     $  625,000
          December 31, 2001                                      $  625,000
          March 31, 2002                                         $  625,000
          June 30, 2002                                          $  625,000
          September 30, 2002                                     $  625,000
          December 31, 2002                                      $  625,000
          March 31, 2003                                         $1,875,000
          June 30, 2003                                          $1,875,000
          September 30, 2003                                     $1,875,000
          December 30, 2003                                      $1,875,000
          March 31, 2004                                         $3,125,000
          June 30, 2004                                          $3,125,000
          September 30, 2004                                     $3,125,000
          December 31, 2004                                      $3,125,000

          (b) The Tranche B Term Loan of each Tranche B Term Loan Lender shall mature in consecutive quarterly installments, commencing on March 31, 2002, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

          Quarterly Installment                            Principal Amount
          ---------------------                            ----------------
          March 31, 2002                                        $   125,000
          June 30, 2002                                         $   125,000
          September 30, 2002                                    $   125,000
          December 31, 2002                                     $   125,000
          March 31, 2003                                        $   125,000
          June 30, 2003                                         $   125,000
          September 30, 2003                                    $   125,000

          Quarterly Installment                            Principal Amount
          ---------------------                            ----------------
          December 30, 2003                                     $   125,000
          March 31, 2004                                        $   125,000
          June 30, 2004                                         $   125,000
          September 30, 2004                                    $   125,000
          December 31, 2004                                     $   125,000
          March 31, 2005                                        $12,125,000
          June 30, 2005                                         $12,125,000
          September 30, 2005                                    $12,125,000
          December 31, 2005                                     $12,125,000

          2.4  Revolving Credit Commitments.   (a) Subject to the terms and
               ----------------------------
conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to
                         ----------------------
time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the lesser of (i) the amount of such Lender's Revolving Credit Commitment and (ii) prior to the Transition Date, the product of (A) such Lender's Revolving Credit Percentage and (B) the difference of (x) the Asset Coverage Test Amount, as most recently calculated prior to the date of such Revolving Credit Loans pursuant to
Section 6.2(h), less (y) the aggregate outstanding principal amount of the Term Loans. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.11, provided
                                                                      --------
that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

          (b) Revolving Credit Loans made under (and as defined in) the Existing Credit Agreement prior to the Second Amendment and Restatement Effective Date and outstanding on such date shall constitute Revolving Credit Loans hereunder.

          2.5  Procedure for Revolving Credit Borrowing.  The Borrower may
               ----------------------------------------
borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the
                                       --------
Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than

$1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,500,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the
                       --- ----
Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders in like funds as received by the Administrative Agent.

          2.6  Repayment of Loans; Evidence of Debt. (a) The Borrower hereby
               ------------------------------------
unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and the principal amount of each Term Loan of such Term Loan Lender in installments according to the applicable amortization schedule set forth in Section 2.3. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the
                   ----- -----
obligations of the Borrower therein recorded; provided, however, that the
                                              --------  -------
failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans or Revolving Credit Loans of such Lender, substantially in in the forms of Exhibit G-1 or G-2, respectively, with appropriate insertions as to date and principal amount.

          2.7  Commitment Fees, etc.  The Borrower agrees to pay to the
               ---------------------
Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof; provided that on and after the Second Amendment
                             --------
and Restatement Effective Date, such commitment fee shall be based on the Available Revolving Credit Commitment of such Lender as of the Commitment Increase Date.

          (b) The Borrower agrees to pay to LBI the fees in the amounts and on the dates previously agreed to in writing by the Borrower and LBI.

          (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

          2.8  Optional Termination or Reduction of Revolving Credit
               -----------------------------------------------------
Commitments; Scheduled Reductions of Revolving Credit Commitments. (a) The
-----------------------------------------------------------------
Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided
                                                                        --------
that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

          (b) The Revolving Credit Commitments shall be reduced automatically in quarterly installments, commencing on March 31, 2001, by the percentage of the Total Revolving Credit Commitments set forth below opposite such period:

                                             Amount of Reduction of
                                                    Total Revolving
          Quarterly Installment                  Credit Commitments
          ---------------------                  ------------------

          March 31, 2001                                       2.5%
          June 30, 2001                                        2.5%
          September 30, 2001                                   2.5%
          December 31, 2001                                    2.5%
          March 31, 2002                                       5.0%
          June 30, 2002                                        5.0%

                                             Amount of Reduction of
                                                    Total Revolving
          Quarterly Installment                  Credit Commitments
          ---------------------                  ------------------

          September 30, 2002                                   5.0%
          December 31, 2002                                    5.0%
          March 31, 2003                                       7.5%
          June 30, 2003                                        7.5%
          September 30, 2003                                   7.5%
          December 31, 2003                                    7.5%
          March 31, 2004                                      10.0%
          June 30, 2004                                       10.0%
          September 30, 2004                                  10.0%
          December 31, 2004                                   10.0%

          (c) Any optional, scheduled or mandatory reduction of the Revolving Credit Commitments pursuant to Section 2.8 or 2.10 shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced; and until the Transition Date, if any Asset Coverage Test Certificate delivered pursuant to Section 6.2(h) shows that, as of the date thereof, the Total Revolving Extensions of Credit, together with the aggregate principal amount of outstanding Term Loans, exceeded the Asset Coverage Test Amount, the Borrower shall prepay Revolving Credit Loans (or, if insufficient Revolving Credit Loans are then outstanding, the Term Loans to the extent of such insufficiency) on the date of delivery of such Asset Coverage Test Certificate, to the extent, if any, that the Total Revolving Extensions of Credit, together with the aggregate principal amount of outstanding Term Loans, exceed the Asset Coverage Test Amount; provided that, in each case, if the
                                       --------
aggregate principal amount of Revolving Credit Loans (in the case of clause (i)) or Loans (in the case of clause (ii)) then outstanding is less than the amount of either such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent. Each prepayment of Eurodollar Loans shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          2.9  Optional Prepayments.  The Borrower may at any time and from time
               --------------------
to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day
                    --------
other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19. Upon receipt of any such notice the Administrative

Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Optional partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

          2.10 Mandatory Prepayments and Commitments Reductions. (a) Unless the
               ------------------------------------------------
Required Prepayment Lenders shall otherwise agree, if any Capital Stock shall be issued (other than (i) the issuance of common stock of Holdings upon the exercise of the common stock options of Holdings held by directors, officers and employees of Holdings, the Borrower and its Subsidiaries and (ii) Specified New Equity Securities), or Indebtedness incurred, by Holdings, the Borrower or any of its Subsidiaries, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the repayment of Revolving Credit Loans (which repayment shall not be required to be accompanied by any reduction of the Revolving Credit Commitments) in accordance with Section 2.16(d); provided, that
                                                                  --------
the proceeds of any issuance of Capital Stock shall not be applied to prepay the Tranche B Term Loans.

          (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date Holdings, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the permanent reduction of the Revolving Credit Commitments in accordance with Section 2.16(d); provided, that, notwithstanding the foregoing, the aggregate Net Cash
         --------
Proceeds of Asset Sales that may be held by the Borrower for reinvestment and excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $5,000,000 at any time and on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments in accordance with Section 2.16(d).

          (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2000, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply 75% of such Excess Cash Flow toward the prepayment of the Term Loans and the permanent reduction of the Revolving Credit Commitments in accordance with Section 2.16(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash
                                                                 -----------
Flow Application Date") no later than five days after the earlier of  the date
---------------------
on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and the date such financial statements are actually delivered.

          (d) Amounts required by this Section to be applied to the prepayment of the Tranche B Term Loans and/or the Tranche A Term Loans and the permanent reduction of the Revolving Credit Commitments shall be allocated between the Revolving Credit Facility and the

Tranche A Term Loan Facility and, if applicable, the Tranche B Term Loan Facility, pro rata based upon the aggregate principal amount of Term Loans
          --- ----
outstanding under the relevant Facility or Facilities and the aggregate amount of the Revolving Credit Commitments. Any such permanent reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit
         --------
Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions reasonably satisfactory to the Administrative Agent. Each prepayment of the Loans under this Section (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          2.11 Conversion and Continuation Options. (a) The Borrower may elect
               -----------------------------------
from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may
               --------
only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a
                                       --------
particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided
                                                                       --------
that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or after the date that is one month prior to the final scheduled termination or maturity date of such Facility; and provided, further, that if the Borrower
                                    --------  -------
shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          2.12 Minimum Amounts and Maximum Number of Eurodollar Tranches.
               ---------------------------------------------------------
Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $2,500,000 or a whole multiple of $500,000 in excess thereof and no more than 15 Eurodollar Tranches shall be outstanding at any one time.

          2.13 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall
               --------------------------------
bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate
             ----
applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and
                                                                  ----
if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in
                                                               ----
the case or any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the
----
date of such non-payment until such amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
      --------
shall be payable from time to time on demand.

          2.14 Computation of Interest and Fees. (a) Interest, fees and
               --------------------------------
commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (d) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).

          2.15 Inability to Determine Interest Rate.  If prior to the first day
               ------------------------------------
of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

          2.16 Pro Rata Treatment and Payments. (a) Each borrowing by the
               -------------------------------
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Loan Percentages,
     --- ----
Tranche B Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment (other than prepayments) in respect of principal or interest in respect of the Loans, each payment in respect of fees payable hereunder, and each payment in respect of Reimbursement Obligations, shall be applied to the amounts of such obligations owing to the Lenders pro
                                                                         ---
rata according to the respective amounts then due and owing to the Lenders.
----

          (b) Except as otherwise provided in Section 2.16(d), each payment (including each prepayment) by the Borrower on account of principal and interest on the Term Loans shall be allocated among the Term Loan Lenders pro rata based
                                                                 --- ----
on the outstanding principal amounts of the Term Loans then held by the Term Loan Lenders, and shall be applied to the installments of the Term Loans pro
                                                                         ---
rata based on the remaining outstanding principal amounts of such installments;
----
provided, that mandatory prepayments of the Term Loans from the proceeds of any
--------
issuance of Capital Stock shall not be applied to prepay the Tranche B Term Loans. Amounts prepaid on account of the Term Loans may not be reborrowed.

          (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be allocated among the Revolving Credit Lenders pro rata based on the outstanding
                                             --- ----
principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

          (d) Notwithstanding anything to the contrary in Sections 2.9, 2.10 or 2.16(b), so long as any Tranche A Term Loans are outstanding, each Tranche B Term Loan Lender may, at its option, decline up to 100% of the portion of any optional prepayment or mandatory payment applicable to the Tranche B Term Loans of such Lender; provided that the aggregate amount of optional and mandatory prepayments declined by the Tranche B Term Loan Lenders may not exceed the aggregate outstanding principal amount of the Tranche A Term Loans; accordingly, with respect to the amount of any optional prepayment described in Section 2.9 or mandatory prepayment described in Section 2.10 that is allocated to Tranche B Term Loans (such amounts, respectively, the "Optional Prepayment Amount" and the
                                             --------------------------
"Mandatory Prepayment Amount"), at any time when Tranche A Term Loans remain
 ---------------------------
outstanding, the Borrower will:

          (i) in the case of any optional prepayment of the Tranche B Term Loans which the Borrower wishes to make, not later than 10 Business Days prior to the date on which the Borrower wishes to make such optional prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a notice (each, a "Prepayment
                                                                   ----------
     Option Notice") as described below; and
     -------------

          (ii) in the case of any mandatory prepayment required to be made pursuant to Section 2.10, on the date specified in Section 2.10 for such prepayment, (A) give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a Prepayment Option Notice as described in clause (e) below and (B) deposit with the Administrative Agent the Mandatory Prepayment Amount.

          (e) As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Loan Lender a Prepayment Option Notice, which shall be substantially in the form of Exhibit K, and shall include an offer by the Borrower to prepay on the Prepayment Date the Tranche B Term Loans of such Tranche B Term Loan Lender by an amount equal to the portion of the Optional Prepayment Amount or Mandatory Prepayment Amount, as the case may be, indicated in such Lender's Prepayment

Option Notice as being applicable to such Tranche B Term Loan Lender's Tranche B Term Loans. The "Prepayment Date" in respect of any Prepayment Option Notice
                 ---------------
shall be the date which is (i) in the case of a Prepayment Option Notice relating to an optional prepayment, the later of (A) five Business Days after the date of such Prepayment Option Notice and (B) the date on which the Borrower has advised the Administrative Agent that it wishes to make such optional prepayment and (ii) in the case of a Prepayment Option Notice relating to a mandatory prepayment, the date which is five Business Days after the date of such Prepayment Option Notice.

          (f)  On the Prepayment Date:

          (i) in the case of any optional prepayment, the Borrower shall pay to the Administrative Agent the Optional Prepayment Amount, and the Administrative Agent shall (A) apply the Optional Prepayment toward prepayment of the outstanding Tranche B Term Loans in respect of which Tranche B Term Loan Lenders have accepted optional prepayment as described above and (B) apply the remaining portion of the Optional Prepayment Amount not accepted by the Tranche B Term Loan Lenders toward prepayment of the Tranche A Term Loans; and

          (ii) in the case of any mandatory prepayment, the Administrative Agent shall (A) apply the Mandatory Prepayment Amount toward prepayment of the outstanding Tranche B Term Loans in respect of which Tranche B Term Loan Lenders have accepted mandatory prepayment as described above and (B) apply the remaining portion of the Mandatory Prepayment Amount not accepted by the Tranche B Term Loan Lenders toward prepayment of the Tranche A Term Loans.

          (g) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base
                                                              -----
Rate Loans under such Facility and, second, to Eurodollar Loans under such
                                    ------
Facility. Each payment of the Loans (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

          (h) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (i) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

          (j) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares
                                                                --- ----
of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          2.17 Requirements of Law. (a) If the adoption of or any change in any
               -------------------
Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.18 and changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled provided that the Borrower shall not
                                          --------
be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date on which such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a
-------- -------
retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender
--------
pursuant to this paragraph for any amounts incurred more than six months prior to the date on which such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the
                                              -------- -------
circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this

Section shall survive the termination of this Agreement and the payment of the Revolving Credit Loans and all other amounts payable hereunder.

          2.18  Taxes. (a) All payments made by the Borrower under this
                -----
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes
                                            ------------------
are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to
           --------  -------
increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to Section 2.18(a).

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this
Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (d) Each Lender (or Transferee) that is not a U.S. Person as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the
                                       ---------------
Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service

Form W-8BEN or Form W-8EC1, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is
                                               --------
legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          2.19  Indemnity. The Borrower agrees to indemnify each Lender and to
                ---------
hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that
----
would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.20  Illegality. Notwithstanding any other provision herein, if the
                ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.

          2.21  Change of Lending Office. Each Lender agrees that, upon the
                ------------------------
occurrence of any event giving rise to the operation of Section 2.17, 2.18(a) or
2.20 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such
                                                   --------
designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect
                  --------  -------
or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.17, 2.18(a) or 2.20.

                         SECTION 3.  LETTERS OF CREDIT

          3.1   L/C Commitment. (a) Subject to the terms and conditions hereof,
                --------------
the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters
                                                                         -------
of Credit") for the account of the Borrower on any Business Day during the
---------
Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no
                            --------
obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero or (iii) prior to the Transition Date, the Total Revolving Extensions of Credit would exceed the Asset Coverage Test Amount, as most recently determined prior to the date of issuance of such Letter of Credit pursuant to
Section 6.2(h). Each Letter of Credit shall (i) be denominated in Dollars and
(ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which
    -------
shall in no event extend beyond the date referred to in clause (y) above).

          (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          (c) Letters of Credit outstanding under the Existing Credit Agreement on the Second Amendment and Restatement Effective Date shall continue to be Letters of Credit hereunder from and after the Second Amendment and Restatement Effective Date.

          3.2   Procedure for Issuance of Letter of Credit. The Borrower may
                ------------------------------------------
from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and, within five Business Days of receipt of such Application, shall issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

          3.3   Fees and Other Charges. (a) The Borrower will pay a fee on the
                ----------------------
aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

          (b) The Borrower shall pay to the Issuing Lender, a fronting fee with respect to each Letter of Credit, computed for the period from the last L/C Fee Payment Date to the date upon which such payment is due hereunder at a rate per annum to be agreed upon between the Borrower and the Issuing Lender, calculated on the basis of a 365- (or 366-, as the case may be) day year, of the aggregate amount available to be drawn under such Letter of Credit on the date on which such fee is calculated. Such fronting fees shall be payable in arrears on each L/C Fee Payment Date and shall be nonrefundable.

          (c) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          3.4   L/C Participations. (a) The Issuing Lender irrevocably agrees
                ------------------
to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro
                                                                         ---
rata share of such payment in accordance with Section 3.4(a), the Issuing Lender
----
receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof;
                                                   --- ----
provided, however, that in the event that any such payment received by the
--------  -------
Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          3.5   Reimbursement Obligation of the Borrower. The Borrower agrees to
                ----------------------------------------
reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on the amount of any drawing under any Letter of Credit (plus any taxes, fees, charges or other costs payable by the Borrower pursuant to clause (b) of the preceding sentence) from the date of such drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing,
Section 2.13(b) and (ii) thereafter, Section 2.13(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans could be made pursuant to Section 2.5 if the Administrative Agent had received a notice of such borrowing at the time of such drawing under such Letter of Credit.

          3.6   Obligations Absolute. The Borrower's obligations under this
                --------------------
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          3.7   Letter of Credit Payments. If any draft shall be presented for
                -------------------------
payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

          3.8   Applications. To the extent that any provision of any
                ------------
Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                  SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into this Agreement and to make Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to each Agent and each Lender that:

          4.1   Financial Condition. (a) The unaudited pro forma consolidated
                -------------------                    --- -----
balance sheet of Holdings, the Borrower and its consolidated Subsidiaries as at September 30, 1999 (including the notes thereto) (the "Pro Forma Balance
                                                       -----------------
Sheet"), copies of which have heretofore been furnished to each Lender, has been
-----
prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Second Amendment and Restatement Effective Date and the use of the proceeds thereof described in Section 4.16 and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of Holdings, the Borrower and
--- -----
its Subsidiaries as at September 30, 1999, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of Holdings and its Subsidiaries as at December 31, 1998 and December 31, 1997 and the related statements of income and of cash flows for the three fiscal years ended December 31, 1998, reported on by and accompanied by an unqualified report from Arthur Andersen LLP, present fairly in all material respects the consolidated financial condition of Holdings and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Holdings and its Subsidiaries and of the Borrower and its Subsidiaries as at September 30, 1999, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly in all material respects the consolidated financial condition of Holdings and its Subsidiaries and of the Borrower and its Subsidiaries, as the case may be, as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Holdings, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from September 30, 1999 to and including the date hereof there has been no Disposition by Holdings or the Borrower of any material part of its business or Property.

          4.2   No Change. Since December 31, 1998 there has been no
                ---------
development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          4.3   Corporate Existence; Compliance with Law. Each of Holdings, the
                ----------------------------------------
Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4   Corporate Power; Authorization; Enforceable Obligations. Each
                -------------------------------------------------------
Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in
Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5   No Legal Bar. The execution, delivery and performance of this
                ------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Holdings, the Borrower or any of its Subsidiaries except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and except for such Contractual Obligations pursuant to which the Administrative Agent is required to execute and deliver a non-disturbance agreement and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No

Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          4.6   No Material Litigation. (a) No litigation, investigation or
                ----------------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          4.7   No Default. Neither Holdings, the Borrower nor any of its
                ----------
Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8   Ownership of Property; Liens. Each of Holdings, the Borrower and
                ----------------------------
its Subsidiaries has title in fee simple to, a valid leasehold interest in, or an easement, license or permit to occupy, all its real property, and good title to, a valid leasehold interest in, or an easement, license or permit to occupy, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3.

          4.9   Intellectual Property. Holdings, the Borrower and each of its
                ---------------------
Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by Holdings, the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

          4.10  Taxes. Each of Holdings, the Borrower and each of its
                -----
Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          4.11  Federal Regulations. No part of the proceeds of any Loans will
                -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each

Lender a statement to the foregoing effect in conformity with the requirements of FR From G-3 or FR Form U-1 referred to in Regulation U.

          4.12  Labor Matters. There are no strikes or other labor disputes
                -------------
against Holdings, the Borrower or any of its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Holdings, the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Holdings, the Borrower or the relevant Subsidiary.

          4.13  ERISA. Neither a Reportable Event nor an "accumulated funding
                -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          4.14  Investment Company Act; Other Regulations. No Loan Party is an
                -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

          4.15  Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15
                ------------
constitute all the Subsidiaries of the Borrower as of the Second Amendment and Restatement Effective Date. Schedule 4.15 sets forth as of the Second Amendment and Restatement Effective Date the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party.

          (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary.

          4.16  Use of Proceeds. The proceeds of the Tranche B Term Loans shall
                ---------------
be used, and the proceeds of the Tranche A Term Loans and Revolving Credit Loans and the Letters of Credit were used and shall be used, to finance (i) the acquisition and/or construction of wireless transmission towers, tower sites and related assets, (ii) the acquisition of rights to place antennae on the sides and rooftops of buildings owned by others, (iii) the acquisition of leasehold interests in existing transmission towers to be subleased to others, (iv) the acquisition of or investments in entities the principal assets of which are towers, tower sites and related assets, (v) the Borrower's business of managing transmission towers owned by others, (vi) the Borrower's existing wireless transmission towers and related assets and (vii) other working capital needs and general corporate purposes of the Borrower and its Subsidiaries.

          4.17  Environmental Matters. Other than exceptions to any of the
                ---------------------
following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

          (a) the Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

          (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the Borrower's or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

          (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.

          (d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

          (e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

          (f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

          4.18  Accuracy of Information, etc. No statement or information
                -----------------------------
contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other written document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the Second Amendment and Restatement Effective Date), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro
                                                                           ---
forma financial information contained in the materials referenced above are
-----
based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact actually known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.19  Security Documents. (a) The Guarantee and Collateral Agreement
                ------------------
is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, stock certificates representing such Pledged Stock having been delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, financing statements in appropriate form having been filed in the offices specified on
Schedule 4.19(a) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement having been duly completed, the Guarantee and Collateral Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3). Notwithstanding the foregoing, it is understood that UCC-1 financing statements are not being filed in respect of equipment in locations where the value of such equipment is less than $5000 or in local jurisdictions requiring dual filings, and that fixture filings are not being made in respect of Tower locations which are not Mortgaged Properties.

          (b) Each of the Mortgages executed and delivered on or prior to the Second Amendment and Restatement Effective Date is, and each of the Mortgages executed and delivered after the Second Amendment and Restatement Effective Date will be when so executed and delivered, effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when such Mortgages are recorded in the appropriate recording office, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person.

          4.20  Solvency. Each Loan Party is, and after giving effect to the
                --------
incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

          4.21  Regulation H. No Mortgage encumbers improved real property
                ------------
which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, unless such flood insurance either has been obtained and evidence thereof provided to the Administrative Agent or is unavailable based upon the nature of the improvements located on such real property.

          4.22  Year 2000 Matters. Any reprogramming required to permit the
                -----------------
proper functioning, in and following the year 2000, of (i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.

          4.23  Tower Reports. The information set forth in the Initial Tower
                -------------
Report and the Initial Tower Report Supplement was true and correct in all material respects as of the respective dates thereof.

          4.24  Tower Sites. At least a majority of the Towers that do not
                -----------
constitute Mortgaged Properties are constructed so as to be capable of being moved from their present locations and except to the extent (i) recordation of any renewal, extension, amendment, assignment or other instrument in connection with any lease of real property in the applicable public records may be required in order to permit removal of a Tower and (ii) removal and/or disassembly of a Tower may require the Borrower and its Subsidiaries to obtain the consent of, or a permit from, the applicable Governmental Authority (which consent or permit the Borrower believes is reasonably likely to be issued if requested by the Borrower or any of its Subsidiaries), the Borrower and its Subsidiaries have the right to remove such Towers from their present locations.

          4.25  Real Property Leases. The present and contemplated use of the
                --------------------
real property owned or leased by the Borrower or any of its Subsidiaries for the operation of Towers is in compliance in all material respects with all applicable zoning ordinances and regulations and other laws and regulations where failure so to comply would result, or create reasonable risk of resulting, in a Material Adverse Effect. Each lease pursuant to which the Borrower or any of its Subsidiaries, as lessee, acquired rights in real property upon which any Tower is situated is in full force and effect, the Borrower or such Subsidiary has all rights of the lessee thereunder, there has been no default in the performance of any of its terms or conditions by the Borrower or any such Subsidiary nor (to the best of the Borrower's knowledge) any other party thereto, and no claims of default have been asserted with respect thereto where such default would result, or create a reasonable risk of resulting, in a Material Adverse Effect.

          4.26  FCC and FAA Matters; State Regulatory Compliance. (a) The
                ------------------------------------------------
Borrower (i) has duly and timely filed all material reports, registrations and other material filings, if any, which are required to be filed by it or any of its Subsidiaries under the Communications Act or any other applicable law, rule or regulation of any Governmental Authority, including the FCC and the FAA, the non-filing of which would not result, or be reasonably likely to result, in a Material Adverse Effect and (ii) is in compliance with all such laws, rules, regulations and ordinances, including those promulgated by the FCC and the FAA, to the extent the non-compliance with which would result, or be reasonably likely to result, in a Material Adverse Effect. All information provided by or on behalf of the Borrower or any Affiliate in any material filing, if any, with the FCC and the FAA relating to the business of the Borrower and its Subsidiaries was, to the knowledge of such Person at the time of filing, complete and correct in all material respects when made, and the FCC and the FAA have been notified of any substantial or significant changes in such information as may be required in accordance with applicable Requirements of Law.

          (b) The Borrower and its Subsidiaries have all permits, certificates, licenses, tariff approvals and other authorizations from all state and federal Governmental Authorities required to conduct their current business except for such permits, certificates, licenses, tariff approvals and other authorizations as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c) Except as described on Schedule 4.26, the Borrower has no knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any state or federal Governmental Authority, or of any other proceedings of or before any state or federal Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

          4.27  Representations and Warranties in Existing Credit Agreement. The
                -----------------------------------------------------------
representations and warranties contained in Section 4 of the Existing Credit Agreement were true and correct in all material respects on and as of the dates when made pursuant to the Existing Credit Agreement.

                       SECTION 5.  CONDITIONS PRECEDENT

          5.1   Conditions to Initial Extension of Credit. The occurrence of the
                -----------------------------------------
Closing Date, and the agreement of each Lender to make the initial extension of credit requested to be made by it on the Closing Date, were subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a)   Loan Documents. The Administrative Agent shall have received (i)
                --------------
     this Agreement, executed and delivered by a duly authorized officer of Holdings and the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Holdings, the Borrower and each Subsidiary Guarantor, (iii) subject to Section 6.12, a Mortgage covering each of the Mortgaged Properties described in Schedule 1.1, executed and delivered by a duly authorized officer of each party thereto, and (iv) for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

          (b)   Pro Forma Balance Sheet; Financial Statements. The Lenders
                ---------------------------------------------
     shall have received (i) the Pro Forma Balance Sheet and (ii) the consolidated financial statements of Holdings and the Borrower described in
     Section 4.1, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Holdings, the Borrower and its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

          (c)   Initial Tower Report. The Lenders shall have received the
                --------------------
     Initial Tower Report, in form, scope and substance satisfactory to them.

          (d)   Approvals. All governmental and third party approvals (including
                ---------
     landlords' and other consents) necessary or, in the discretion of the Administrative Agent, advisable in connection with the continuing operations of Holdings, the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, except for such approvals as could not reasonably be expected to have a Material Adverse Effect.

          (e)   Related Agreements. The Administrative Agent shall have
                ------------------
     received (in a form reasonably satisfactory to the Administrative Agent), with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Senior Discount Notes Indenture and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any of the Loan Parties may be a party.

          (f)   Existing Credit Agreement. All loans outstanding, and all
                -------------------------
     security interests securing such loans, under the Existing Credit Agreement shall have been assigned to the Lenders in a manner satisfactory to the Administrative Agent or, with respect to such security interests, at the request of the Administrative Agent, arrangements satisfactory to the Administrative Agent shall have been made for the termination of such security interests.

          (g)   Fees. The Lenders, LBI, the Co-Arrangers and the Administrative
                ----
     Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

          (h)   Business Plan. The Lenders shall have received a reasonably
                -------------
     satisfactory business plan for fiscal years 1997-2007 and a reasonably satisfactory written analysis of the business and prospects of Holdings, the Borrower and its Subsidiaries for the period from the Closing Date through fiscal year 2005.

          (i)   Solvency Analysis. The Lenders shall have received a reasonably
                -----------------
     satisfactory solvency analysis certified by the chief financial officer of Holdings or other senior executive officer of Holdings satisfactory to the Lenders which shall document the solvency of Holdings, the Borrower and its Subsidiaries considered as a whole after giving effect to the transactions contemplated hereby.

          (j)   Lien Searches. The Administrative Agent shall have received the
                -------------
     results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of Holdings, the Borrower or its Subsidiaries except for liens permitted by Section 7.3 or liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

          (k)   Closing Certificate. The Administrative Agent shall have
                -------------------
     received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (l)   Legal Opinions. The Administrative Agent shall have received
                --------------
     the following executed legal opinions:

                (i) the legal opinion of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F; and

                (ii) subject to Section 6.12, the legal opinion of local counsel in each of Georgia, Indiana, Maryland and Tennessee and of such other special and local counsel as may be required by the Administrative Agent.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (m)   Pledged Stock; Stock Power; Pledged Notes. The Administrative
                -----------------------------------------
     Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

          (n)   Filings, Registrations and Recordings. Subject to Section 6.12,
                -------------------------------------
     each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

          (o)   Insurance. The Administrative Agent shall have received
                ---------
     insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

          5.2   Conditions to Each Extension of Credit. The agreement of each
                --------------------------------------
Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit and any extension of credit on or after the Second Amendment and Restatement Effective
Date) is subject to the satisfaction of the following conditions precedent:

          (a)   Representations and Warranties. Each of the representations and
                ------------------------------
     warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date except for such representations and warranties expressly stated to be made as of a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

          (b)   No Default. No Default or Event of Default shall have occurred
                ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

          5.3   Conditions to Second Amendment and Restatement Effective Date.
                -------------------------------------------------------------
The Second Amendment and Restatement Effective Date shall be the date of satisfaction of the following conditions precedent:

          (a)   Agreement; Second Lender Addenda; Consents. The Administrative
                ------------------------------------------
     Agent shall have executed this Agreement and shall have received counterparts hereof executed by the Borrower, Holdings, each Agent and the Arranger. The Administrative Agent shall have received (i) a Second Lender Addendum executed by the Borrower and by the Required Lenders, each Lender whose Revolving Credit Commitment is being increased hereby and each Tranche B Term Loan Lender and (ii) a Consent executed by each Loan Party other than the Borrower.

          (b)   Pro Forma Balance Sheet; Financial Statements. The Lenders
                ---------------------------------------------
     shall have received the Pro Forma Balance Sheet of Holdings and the Borrower described in Section 4.1(a).

          (c)   Approvals. All governmental and third party approvals (including
                ---------
     landlords' and other consents, and consents under the outstanding Senior Discount Notes) necessary or, in the discretion of the Administrative Agent, advisable in connection with the continuing operations of Holdings, the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, except for such approvals as could not reasonably be expected to have a Material Adverse Effect.

          (d)   Fees. The Lenders, LBI and the Administrative Agent shall have
                ----
     received all fees required to be paid, and all expenses for which invoices have been presented

     (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Second Amendment and Restatement Effective Date. All such amounts will be paid with proceeds of Loans made on the Second Amendment and Restatement Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Second Amendment and Restatement Effective Date.

          (e)   Business Plan. The Lenders shall have received a reasonably
                -------------
     satisfactory business plan for fiscal years 1999-2007 and a reasonably satisfactory written analysis of the business and prospects of Holdings, the Borrower and its Subsidiaries for the period from the Second Amendment and Restatement Effective Date through fiscal year 2005.

          (f)   Lien Searches. The Administrative Agent shall have received the
                -------------
     results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located (to the extent additional jurisdictions have become relevant since the date of the lien searches conducted in connection with the Closing Date) and such search shall reveal no liens on any of the assets of Holdings, the Borrower or its Subsidiaries except for liens permitted by Section 7.3.

          (g)   Solvency Analysis. The Lenders shall have received a reasonably
                -----------------
     satisfactory solvency analysis certified by the chief financial officer of Holdings or other senior executive officer of Holdings satisfactory to the Lenders which shall document the solvency of Holdings, the Borrower and its Subsidiaries considered as a whole after giving effect to the amendment and restatement of the Existing Credit Agreement, the making of the Tranche B Term Loans on the Second Amendment and Restatement Effective Date and the other transactions contemplated hereby.

          (h)   Resolutions. The Administrative Agent shall have received, with
                -----------
     a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing the execution of this Agreement and the performance of the Borrower's obligations hereunder and any borrowings hereunder from time to time, certified by the Secretary or an Assistant Secretary of the Borrower, as of the Second Amendment and Restatement Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

          (i)   Incumbency Certificate. The Administrative Agent shall have
                ----------------------
     received, to the extent that it has not previously received, a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Second Amendment and Restatement Effective Date, as to the authority, incumbency and signature of each of the officers signing this Agreement, and any other instrument or document delivered by the Borrower in connection herewith, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (j)   Legal Opinion. The Administrative Agent shall have received,
                -------------
     with a counterpart for each Lender, an executed legal opinion of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., counsel to the Loan Parties, dated the Second Amendment and Restatement Effective Date and addressed to the Administrative Agent and Lenders which shall cover such matters incident to this Agreement and the transactions contemplated hereby as may be reasonably requested by the Administrative Agent.


                       SECTION 6.  AFFIRMATIVE COVENANTS

          Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

          6.1   Financial Statements. Furnish to the Administrative Agent (and
                --------------------
the Administrative Agent shall furnish to each other Agent and to each Lender):

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and unaudited consolidating balance sheets of Holdings and its consolidated Subsidiaries and of the Borrower and its consolidated Subsidiaries, in each case as at the end of such year and the related audited consolidated and unaudited consolidating statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on, in the case of such audited financial statements, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheets of Holdings and its consolidated Subsidiaries and of the Borrower and its consolidated Subsidiaries, in each case as at the end of such quarter, and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries and of the Borrower and its Subsidiaries, in each case as at the end of such month and the related unaudited consolidated statements of income for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2 Certificates; Other Information. Furnish to the Administrative Agent (and the Administrative Agent shall furnish to each other Agent and to each Lender) or, in the case of clause (l), to the relevant Lender:

          (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default in respect of the financial covenants contained in Section 7.1, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by Holdings, the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

          (c) concurrently with the delivery of any financial statements pursuant to Section 6.1 prior to the Transition Date, a certificate of a Responsible Officer stating that, as of the date of such delivery, the sum of the aggregate outstanding principal amount of Term Loans plus the Total Revolving Extensions of Credit does not exceed the Asset Coverage Test Amount and sett